                        DAIMLER-BENZ VEHICLE TRUST 1996-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: APRIL 1999
DISTRIBUTION DATE: 5/20/99


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                            Per $1,000 of Original
                                                                                                               Class A/Class B
                                                                                                              Certificate Amount
                                                                                                             ------------------
      (i)   Principal Distribution
              Class A Amount                                                           $10,409,245.45            $13.090293
              Class B Amount                                                              $781,023.49            $11.529750

     (ii)   Interest Distribution
              Class A Amount                                                              $561,956.47             $0.706696
              Class B Amount                                                               $47,871.50             $0.706696

    (iii)   Monthly Servicing Fee                                                         $104,244.10             $0.120803
                                                                                     ----------------
              Monthly Supplemental Servicing Fee                                                $0.00             $0.000000
              Class A Percentage of the Servicing Fee                                      $96,060.94             $0.120803
              Class A Percentage of the Supplemental Servicing Fee                              $0.00             $0.000000
              Class B Percentage of the Servicing Fee                                       $8,183.16             $0.120803
              Class B Percentage of the Supplemental Servicing Fee                              $0.00

     (iv)   Class A Principal Balance (end of Collection Period)                      $104,863,877.54
            Class A Pool Factor (end of Collection Period)                                 13.187304%
            Class B Principal Balance (end of Collection Period)                        $8,933,059.56
            Class B Pool Factor (end of Collection Period)                                 13.187304%

      (v)   Pool Balance (end of Collection Period)                                   $113,796,937.10

     (vi)   Class A Interest Carryover Shortfall                                                $0.00
            Class A Principal Carryover Shortfall                                               $0.00
            Class B Interest Carryover Shortfall                                                $0.00
            Class B Principal Carryover Shortfall                                        ($299,422.37)

    (vii)   Amount Otherwise Distributable to the Seller that is
            Distributed to Either the Class A or Class B Certificateholders                     $0.00             $0.000000


   (viii)   Balance of the Reserve Fund Property (end of Collection Period)
              Class A Amount                                                           $26,963,834.54
              Class B Amount                                                                    $0.00

     (ix)   Aggregate Purchase Amount of Receivables repurchased by the Seller
            or the Servicer                                                                     $0.00


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